SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                                    IFF LOGO
                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 1998

         The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (hereinafter called the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Thursday, May 14, 1998, at 10 A.M., Eastern Daylight Saving Time, to elect 11 directors for the ensuing year, and to transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on March 26, 1998 will be entitled to notice of and to vote at the meeting.

         Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please complete and return the ticket request card which is enclosed for such holders. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

         IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       By Order of the Board of Directors,

                                                   STEPHEN A. BLOCK

                                                        Secretary

March 30, 1998

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 14, 1998 at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be sent to shareholders on or about March 30, 1998. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by telegram. The Company has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $6,000. The cost of soliciting proxies will be borne by the Company.

     Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised, by a written instrument or by personal attendance at the meeting.

     The Company had outstanding at the close of business on December 31, 1997, 109,130,929 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 26, 1998 will be entitled to vote at the meeting.

                              ELECTION OF DIRECTORS

     At the meeting 11 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. Except as stated below, the shares of Common Stock represented by the proxies hereby solicited will be voted for the election of the 11 nominees whose names are listed below, all of whom are presently directors of the Company. Should any of such nominees be unable for good cause to serve (which is not now anticipated), it is intended that such shares will be voted for the balance of those named and for such substitute nominees as the Board may recommend.

     Where no qualifying note reference appears in the table below next to the number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the named director has sole voting and investment power over all such shares.

INFORMATION ABOUT NOMINEES

                                                                                             SHARES OF        PER-
                                                                                          COMPANY STOCK     CENTAGE
                                                                                           BENEFICIALLY        OF
                                          PRINCIPAL OCCUPATION DURING       YEAR FIRST      OWNED AS OF      SHARES
                                              LAST FIVE YEARS AND             BECAME       DECEMBER 31,       OUT-
       NAME                      AGE       OTHER DIRECTORSHIPS HELD          DIRECTOR          1997         STANDING
       ----                      ---     ----------------------------        --------       ----------      --------
Margaret Hayes Adame ..........  58 President, Fashion Group International,    1993          4,000(1)         (2)
                                      an international trade organization;
                                      Director, North American Watch
                                      Corporation

David G. Bluestein ............  52  Senior Vice-President of the Company      1998              0            (2)
                                      since November 1997; Duracell
                                      International, Inc., a battery
                                      manufacturer, President North
                                      America, 1994-1997, President
                                      International Development Markets
                                      prior thereto

                                                                                             SHARES OF        PER-
                                                                                          COMPANY STOCK     CENTAGE
                                                                                           BENEFICIALLY        OF
                                          PRINCIPAL OCCUPATION DURING       YEAR FIRST      OWNED AS OF      SHARES
                                              LAST FIVE YEARS AND             BECAME       DECEMBER 31,       OUT-
       NAME                      AGE       OTHER DIRECTORSHIPS HELD          DIRECTOR          1997         STANDING
       ----                      ---     ----------------------------        --------       ----------      --------
Brian D. Chadbourne ...........  45  Senior  Vice-President of the             1997             1,000         (2)
                                      Company since January 1997;
                                      Vice-President of the Company
                                      September-December 1996; President
                                      and Chief Executive Officer, Keebler
                                      Company, a baked goods manufacturer,
                                      a subsidiary of United Biscuits plc
                                      prior thereto

Robin Chandler Duke(3) ........  74  Chairman, Population Action               1975          17,000(1)       (2)
                                      International, a not-for-profit
                                      organization; Director, American
                                      Home Products Corp. and River Bank

Richard M. Furlaud ............  74  Chairman of the Board of  Trustees,       1990          57,250(1)       (2)
                                      The  Rockefeller University, an
                                      institution of higher learning;
                                      Retired  President, Bristol-Myers
                                      Squibb Company

Eugene P. Grisanti(4) .........  68   Chairman of the Board and President      1979       1,763,847(1)(5)    1.6%
                                      of the Company

Herbert G. Reid(3) ............  71   Retired; formerly Executive Vice-        1978          18,000(1)(6)    (2)
                                      President and Director, Schlumberger
                                      Limited, oil field services and
                                      electronics

George Rowe, Jr.(3) ...........  76   Attorney; member of the law firm of      1994       8,106,178(1)(5)   7.4%
                                      Fulton, Rowe, Hart & Coon

Stanley M. Rumbough, Jr. ......  77   Investments and business 1964                         (2)
                                      development; Director, Cendant Corp.     1964


Henry P. van Ameringen ........  67   President, van Ameringen Foundation,     1961       8,135,943(1)(5)   7.5%
                                      Inc., a charitable foundation; formerly
                                      Vice-President, International Flavors
                                      & Fragrances (Europe)

                                                                                             SHARES OF        PER-
                                                                                          COMPANY STOCK     CENTAGE
                                                                                           BENEFICIALLY        OF
                                          PRINCIPAL OCCUPATION DURING       YEAR FIRST      OWNED AS OF      SHARES
                                              LAST FIVE YEARS AND             BECAME       DECEMBER 31,       OUT-
       NAME                      AGE       OTHER DIRECTORSHIPS HELD          DIRECTOR          1997         STANDING
       ----                      ---     ----------------------------        --------       ----------      --------
William D. Van Dyke, III (3) ..  66   Senior Vice-President, Salomon           1973         7,289,493(1)(7)   6.7%
                                      Smith Barney, Inc., stock-brokers

---------

(1) Pursuant to Rule 13d-3 under the Exchange Act the number of shares of Common Stock of the Company beneficially owned by Mr. Grisanti, and by non-employee directors includes (where applicable) shares which he or she has (or will have 60 days after such date) the right to acquire under stock options granted by the Company. The respective numbers of such shares are 201,921 for Mr. Grisanti, 15,000 for each of Messrs. Furlaud, Rumbough, van Ameringen and Van Dyke, 9,000 for Mrs. Duke, and 3,000 for each of Ms. Adame and Messrs. Reid and Rowe.

(2)  Less than .1%.

(3)  Member of Executive Committee.

(4)  Chairman of the Executive Committee.

(5) The numbers of shares of Common Stock of the Company beneficially owned by Messrs. Rowe, Grisanti and van Ameringen listed above, and the numbers of shares beneficially owned by Messrs. Rowe, van Ameringen and Henry G. Walter, Jr. listed in the table on page 16, include holdings of the following trusts and foundations. Messrs. Rowe, van Ameringen and Walter are the trustees of three trusts, and Messrs. Rowe and Walter are trustees under another trust established under the will of A. L. van Ameringen which hold 1,737,225 shares and 182,498 shares, respectively. Messrs. Rowe and van Ameringen are officers of the van Ameringen Foundation, Inc., which owns 2,166,131 shares. Messrs. Rowe, Walter and van Ameringen are three of the eight directors of that foundation. Messrs. Rowe and van Ameringen are co-executors of an estate holding 78,633 shares and Mr. Rowe is the executor of another estate holding 183,879 shares. Mr. Rowe is an officer of two other charitable foundations which own 1,267,614 shares. Messrs. Rowe, Grisanti and Walter are the directors of each of those two foundations. Messrs. Rowe and Walter are also trustees of eight trusts holding an aggregate of 780,364 shares. Messrs. Rowe and Walter are the trustees of one trust and two of three trustees of another trust holding an aggregate of 50,391 shares for the benefit of certain family members of Mr. Walter. Mr. Walter is one of two trustees of another trust for the benefit of a family member holding 3,744 shares. Mr. Rowe is a trustee of a charitable foundation holding 1,500 shares, is one of three trustees of another trust holding 4,000 shares and a co-trustee of two trusts holding 57,000 shares. Mr. Walter is one of two trustees of another trust holding 2,907 shares. Messrs. Rowe, Walter and van Ameringen are trustees of three additional trusts each holding 280,981 shares. Mr. van Ameringen is also a trustee of a charitable trust holding 673,474 shares. Messrs. Rowe and van Ameringen are trustees of six trusts established under the will of Hedwig van Ameringen which hold 750,000 shares. The number of shares beneficially owned by Mr. Grisanti listed above includes 246,233 shares with respect to which he has sole voting and investment power, 250,000 shares as to which he has sole voting power but no investment power (see "Long Term Incentive Awards in 1997" at page 8) and 1,267,614 shares with respect to which he has shared voting and investment power. The number of shares with respect to which Messrs. Rowe and van Ameringen have sole voting and investment power and shared voting and investment power is set forth in the table on page 16.

(6) All of the shares beneficially owned by Mr. Reid listed above are shares over which he has shared voting and investment power.

(7) The number of shares beneficially owned by Mr. Van Dyke listed above includes 15,957 shares with respect to which he has sole voting and investment power and 7,273,536 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 2 on page 16, three other trusts and a foundation. Such number does not include the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in any such shares.

     All of the above nominees except Mr. Bluestein were elected by the shareholders at the 1997 annual meeting. Mr. Bluestein was elected a director effective January 1, 1998. During 1997 the Board of Directors held six meetings. The Company has an Audit Committee which held two meetings and a Stock Option and Compensation Committee which held four meetings in 1997. The Audit Committee, consisting of Messrs. Furlaud, Reid and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The Stock Option and Compensation Committee, consisting of Messrs. Furlaud, Rumbough and Van Dyke, oversees the Company's various compensation arrangements, determines the stock options to be granted to employees under the Company's stock option plans and the executive bonuses to be granted under the Company's executive bonus plans, and makes recommendations to the Board as to the salaries to be paid to the executive officers of the Company. The Company does not have a nominating committee.

     The Company's By-laws provide that each director whose service on the Board begins on or after January 1, 1997 must retire effective as of the Annual Meeting of Shareholders following the year in which his or her 72nd birthday occurs. Each director serving on December 31, 1996 must retire effective as of the Annual Meeting of Shareholders following the year in which his or her 78th birthday occurs.

                             I. SUMMARY COMPENSATION

     The following table sets forth information in respect of the compensation of the Chairman and President and each of the other four most highly compensated executive officers of the Company for 1995, 1996 and 1997.

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                         ANNUAL COMPENSATION        AWARDS
                                                        ----------------------    ----------
             (a)                             (b)          (c)           (d)          (e)             (f)
                                                                                  SECURITIES      ALL OTHER
          NAME AND                                                                UNDERLYING       COMPEN-
          PRINCIPAL                                     SALARY         BONUS        OPTIONS        SATION
          POSITION                          YEAR          ($)          ($)(1)          (#)         ($)(2)(3)
         ----------                         -----       -------       --------       ------       ----------
Eugene P. Grisanti(4) .................     1997       $930,000       $465,000       60,000        $39,218
 Chairman of the Board                      1996        890,000        222,500       40,000         36,636
 and President                              1995        850,000        425,000       75,000         34,287

Brian D. Chadbourne ...................     1997        460,644        225,000       50,000         14,326
 Senior Vice-President                      1996        201,346        112,500       10,000        254,167(5)
 and Director                               1995            --             --                          --

Hendrik C. van Baaren .................     1997        499,010        121,250       35,000         16,466
 Senior Vice-President                      1996        481,077        116,250       35,000         15,786
 and Director                               1995        440,263        255,000       50,000         14,362

Thomas H. Hoppel ......................     1997        327,231        157,500       20,000         12,876
 Vice-President, Chief Financial            1996        310,290         75,000       20,000         11,911
 Officer and Director                       1995        286,049        137,500       35,000         10,769

Stuart R. Maconochie ..................     1997        306,900        153,667       20,000            --
 Vice-President                             1996        279,900         76,600       15,000            --
                                            1995        269,200        105,700       25,000            --

----------
(1)  Under the Company's Management Incentive Compensation Plan.

(2) For the year 1997, the following amounts were paid or set aside by the Company in respect of individual officers listed in the above compensation table under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the Company's unfunded Supplemental Retirement Investment Plan: Mr. Grisanti, $28,004, Mr. Chadbourne, $13,603, Mr. van Baaren, $14,653 and Mr. Hoppel, $9,553.

(3) For the year 1997, the following amounts were imputed under the tax law as compensation to the executive officers listed in the above compensation table in consideration of life insurance coverage of such persons under the Company's Executive Death Benefit Program: Mr. Grisanti, $11,214, Mr. Chadbourne, $723, Mr. van Baaren, $2,088 and Mr. Hoppel, $3,323. No participant in such Program has or will have any interest in the cash surrender value of the underlying insurance policies.

(4) Under an employment contract dated as of January 1, 1997, Mr. Grisanti was granted an award of 250,000 restricted shares of the Company's Common Stock. See the "Long Term Incentive Awards in 1997" at page 8 and Note 1 thereunder for the terms thereof. At December 31, 1997, the 250,000 shares of restricted stock subject to restriction had a market value of $12,875,000, based on the closing price of the Company's stock on that date.

(5)  Includes $253,997 in reimbursed moving expenses.

                            II. OPTION GRANTS IN 1997

     The following table shows all grants of options in 1997 to the executive officers named in the Summary Compensation table. The Company's option plans do not provide for the grant of stock appreciation rights (SARs).

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------
          (a)                          (b)               (c)           (d)            (e)              (f)
                                     NUMBER          % OF TOTAL
                                    OF SHARES          OPTIONS
                                   UNDERLYING        GRANTED TO     EXERCISE
                                     OPTIONS          EMPLOYEES      OR BASE
                                     GRANTED          IN FISCAL       PRICE       EXPIRATION   GRANT DATE PRESENT
         NAME                        (#) (1)            YEAR        ($/SH)(2)        DATE         VALUE ($)(3)
         ----                        -------          ---------     --------      ----------      ------------
  E. P. Grisanti ..............      50,000             6.6          43.25           5/8/07         $525,000
                                     10,000             1.3          43.375         5/16/07          104,000

  B. D. Chadbourne ............      40,000             5.3          43.25           5/8/07          420,000
                                     10,000             1.3          43.375         5/16/07          104,000

  H. C. van Baaren ............      35,000             4.6          43.25           5/8/07          367,500

  T. H. Hoppel ................      20,000             2.6          43.25           5/8/07          210,000

  S. R. Maconochie ............      20,000             2.6          43.25           5/8/07          210,000

----------
(1) All options were granted on May 8, 1997 and May 16, 1997. Such options become exercisable in three equal installments 24, 36 and 48 months, respectively, after the date of grant.

(2)  All options were granted at the market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes model can properly determine the value of an option. The assumptions used by the Company are as follows: grant date stock prices and exercise prices of $43.25 per share and 43.375 per share, for the options granted on May 8, 1997 and May 16, 1997, respectively; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1987 through December 31, 1997; dividend yields of 3.24% and 3.27%, for the options granted on May 8, 1997 and May 16, 1997, respectively (the average dividend yield for the 12-month period ending May 31, 1997, calculated by dividing the dividends paid during the one-year period prior to the option grant by the grant date stock price); and risk-free interest rates of 6.88% and 6.85%, for the options granted on May 8, 1997 and May 16, 1997, respectively (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

      III. OPTIONS EXERCISED IN 1997 AND OPTION VALUES AT DECEMBER 31, 1997

     The following table provides information as to options exercised in 1997 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 1997 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 1997.

        (a)                               (b)               (c)               (d)                   (e)
                                                                           NUMBER OF       VALUE OF UNEXERCISED
                                                                          SECURITIES           IN-THE-MONEY
                                                                          UNDERLYING            OPTIONS AT
                                                                          UNEXERCISED            FY-END($)
                                                                          OPTIONS AT
                                                                          FY-END (#)
                                    SHARES ACQUIRED   VALUE REALIZED     EXERCISABLE/          EXERCISABLE/
       NAME                         ON EXERCISE (#)         ($)          UNEXERCISABLE         UNEXERCISABLE
       ----                        -----------------   ------------     ---------------      ---------------
E. P. Grisanti                            --                   --       175,000/201,921     3,483,922/1,097,500
B. D. Chadbourne                          --                   --              0/60,000               0/492,500
H. C. van Baaren                        67,333           1,095,438        16,666/85,001          27,082/601,256
T. H. Hoppel                            30,556             448,601        11,666/75,001          18,957/451,257
S. R. Maconochie                        15,000             185,650         8,666/58,334          18,703/346,048

                     IV. LONG TERM INCENTIVE AWARDS IN 1997

     The following table shows all grants of long term incentive awards in 1997 to the executive officers named in the Summary Compensation Table.

                                                             PERFORMANCE PERIOD
                                       NUMBER OF            UNTIL MATURATION OR
      NAME                              SHARES                     PAYOUT
      ----                             ---------            --------------------
  E. P. Grisanti ..................     250,000             1/1/97 - 12/31/01(1)

----------
(1) Under an employment contract dated as of January 1, 1997, Mr. Grisanti was granted an award of 250,000 shares of restricted stock of the Company's Common Stock. Because the shares are "restricted", they may not be sold, pledged or otherwise transferred until the applicable restriction period on a given installment of the award has lapsed. The restriction period extends to February 28, 1998 with respect to one-fifth of the shares covered by the award and to each succeeding February 28 through and including February 28, 2002 with respect to each additional one-fifth of such shares. Mr. Grisanti has the right to vote, and receive dividends on, the restricted stock. All or a portion of the shares are subject to forfeiture under certain circumstances, including termination by either party, with or without cause, of Mr. Grisanti's employment, and the failure of the Company to attain either of the alternative performance goals either for an installment period or subsequently during the term of the contract.

     Each installment of the award is subject to the attainment of one of two alternative performance goals, one based on the Company's net income and the other on its return on equity. If a performance goal is not attained for an installment period under either alternative, the shares awarded with respect to that installment period will remain held in custody until the end of a succeeding installment period, and the performance goal for the former installment period or periods as well as for the latter installment period will be deemed attained if either performance goal is attained for the combined former and any later installment period or periods.

     Notwithstanding the foregoing, a performance goal for any installment period will be deemed attained if the performance goal is attained for the combined first installment period and all subsequent installment periods. If a performance goal for any installment period is not attained as provided above, that installment of the award will be forfeited. This provision has been satisfied with respect to the first year of the contract, and, accordingly, the restrictions on the first installment of 50,000 shares of the award lapsed on February 28, 1998. In order to maintain the deductibility under Section 162(m) of the Internal Revenue Code of the amount of the award, any amendment which would change either alternative performance goal, or the maximum award payable, is subject to shareholder approval.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $15,000 and a fee of $750 for each meeting of the Board or committee attended, except that when a committee meeting is held on the date of a Board meeting a fee of only $500 is paid. Through 1999, on the date of the annual meeting of shareholders, such directors also receive automatic annual stock option grants of 3,000 shares of Common Stock under the Company's 1990 Stock Option Plan for Non-Employee Directors. On May 8, 1997, each non-employee director received an option for 3,000 shares at $43.25 per share.

     The Company has established a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their cash compensation until retirement or another specified date. Deferred amounts credited to a director's plan account earn interest at the interest rates applicable from time to time to deferred compensation awards under the Company's Management Incentive Compensation Plan.

     As part of its overall program of charitable contributions, the Company has established the Director Charitable Contribution Program. Under the Program, the Company has purchased life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Grisanti is employed under a contract dated as of January 1, 1997 as an executive at a salary of $930,000 per annum unless the Board shall have fixed a higher salary, for the period (the "executive period") which commenced on January 1, 1997 and which may be terminated at any time thereafter with or without cause, by either the Company or Mr. Grisanti on written notice to the other. Effective as of January 1, 1998, the Board fixed his annual salary at $975,000. If the contract is not terminated on or before December 31, 2001, it will expire on that date. Under the contract Mr. Grisanti may share, as determined by the Board, in any incentive compensation, bonus, stock option or other employee benefit plans, programs or policies of the Company. Mr. Grisanti was granted a restricted stock award under the contract. See the "Long Term Incentive Awards in 1997" at page 8 and Note 1 thereunder for the amount and terms thereunder. The contract provides that, after termination of the executive period, Mr. Grisanti will serve part-time in a consulting capacity for a period of ten years. During that consulting period, Mr. Grisanti will receive an annual fee of $150,000 per year.

     Hendrik C. van Baaren retired from the employ of the Company on December 31, 1997. In connection therewith, Mr. van Baaren and the Company entered into an agreement, dated June 19, 1997, pursuant to which Mr. van Baaren resigned as Senior Vice-President and President, Flavor Division, and as a Director of the Company on December 31, 1997. He will continue as a consultant to the Company through December 31, 2000, which period may be extended at his option through December 31, 2001 (the initial term and any extended term of Mr. van Baaren's consultancy is referred to as the "Consulting Period"). During the Consulting Period Mr. van Baaren will receive an annual consulting fee of $25,000. In addition, Mr. van Baaren has agreed that, through the expiration of the Consulting Period, he will not directly or indirectly be employed by, or be a consultant to, any competitor of the Company. In consideration of this obligation not to compete, the Company will pay Mr. van Baaren the sum of $225,000 per year during the Consulting Period.

     Thomas H. Hoppel will retire from the employ of the Company on March 31, 1998, at which time he will resign as a Vice-President and Director of the Company. In connection therewith, Mr. Hoppel and the Company entered into an agreement, dated February 13, 1998, pursuant to which Mr. Hoppel will continue as a consultant for the Company through March 31, 1999, for which he will receive a fee of $167,500.

     The Board approved, and the Company has entered into agreements (the "Agreements") with 20 of its present executives, including the executive officers listed in the Summary Compensation Table. The Agreements provide that if, within three years of a "change of control", as defined below, an Executive is involuntarily terminated from employment by the Company or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 10% or more, in each case which is not corrected following notice of objection by the executive, the executive will be entitled to receive a lump sum payment in an amount equal to the sum of:
(i) three times the higher of (a) his previous compensation for the calendar year prior to the year in which the change in control occurred or (b) the compensation for the calendar year prior to the year of termination, in each case including awards under the Company's Management Incentive Compensation Plan, provided that such payment will not exceed three times the Executive's "base amount" allocable to such payment pursuant to Section 280 G of the Internal Revenue Code, (ii) all unpaid compensation under the Company's Management Incentive Compensation Plan or any other compensation plan of the Company, payment of which has been deferred including interest or other investment return thereon and (iii) for each share of Common Stock of the Company subject to any option held by the executive, whether or not such option is then exercisable, an amount equal to the difference between the exercise price thereof and a price equal to the highest of (a) the market price on the New York Stock Exchange at the close of business on the effective day of termination, (b) the price contained in any published tender offer made within one year before or after the date of change in control, (c) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of change in control, or (d) the market price on the New York Stock Exchange on the date of change in control, and, upon such payment, such option shall be deemed cancelled and annulled. The Agreements also provide for a three-year continuation of certain benefits under the Company's Pension Plan, Retirement Investment Fund Plan and any supplemental pension provided by the Company. However, if any payments to the executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code, as amended, the payment to the executive above will be reduced by the amount necessary to avoid the incurrence of such excise tax. Under the Agreements a "change of control" means the earlier to occur of the following events: (i) when any person, corporation, partnership, association, trust or other entity, or any "group," as defined in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 thereunder, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) when persons not nominated by the Board of Directors in the Company's most recent proxy statement constitute a majority of the members of the Board.

PENSION PLANS

     All of the executive officers named in the Summary Compensation Table, except Mr. Maconochie, are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement at age 65 (normal retirement date contemplated by the Plan). Mr. Maconochie is a participant in the pension plan of the Company's United Kingdom subsidiary. Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus cash bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Internal Revenue Code) that would have been payable upon retirement at December 1, 1997 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Grisanti, Chadbourne, van Baaren and Hoppel have 37, 1, 21 and 37 years of service, respectively under the Pension Plan, which does not include service with foreign subsidiaries. To the extent that the amounts of annual retirement income exceed the maximum benefit limitations, including limitations under
Section 415 of the Internal Revenue Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Mr. van Baaren, who is not a United States citizen, has significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan as a result of which he participates in a separate unfunded arrangement, providing supplemental pension benefits. Under that arrangement certain employees who serve in foreign countries other than the countries of which they are nationals receive at age 65 additional pension benefits to the extent that the aggregate of the amounts payable by law or under the pension plans of the Company and its subsidiaries are less than the amount payable under this arrangement. As of December 31, 1997, Mr. van Baaren is entitled to an annual benefit under this arrangement of $27,196. No other named executive officer participates in this arrangement.


                                    ESTIMATED ANNUAL PENSION FOR SPECIFIED YEARS OF SERVICE
                               ------------------------------------------------------------------
       AVERAGE
    COMPENSATION                  15          20         25          30          35         40
    ------------                  --          --         --          --          --         --
    $  400,000 ..............  $104,652    $133,790   $154,310    $174,830    $195,350   $215,870
       500,000 ..............   130,815     167,238    192,888     218,538     244,188    269,838
       600,000 ..............   156,978     200,686    231,466     262,246     293,026    323,806
       700,000 ..............   183,141     234,133    270,043     305,953     341,863    377,773
       800,000 ..............   209,304     267,581    308,621     349,661     390,701    431,741
       900,000 ..............   235,467     301,028    347,198     393,368     439,538    485,708
     1,000,000 ..............   261,630     334,476    385,776     437,076     488,376    539,676
     1,100,000 ..............   287,793     367,924    424,354     480,784     537,214    593,644
     1,200,000 ..............   313,956     401,371    462,931     524,491     586,051    647,611
     1,300,000 ..............   340,119     434,819    501,509     568,199     634,889    701,579
     1,400,000 ..............   366,282     468,266    540,086     611,906     683,726    755,546
     1,500,000 ..............   392,445     501,714    578,664     655,614     732,564    809,514
     1,600,000 ..............   418,608     535,162    617,242     699,322     781,402    863,482

                                  REPORT OF THE
                    STOCK OPTION AND COMPENSATION COMMITTEE*

     The Stock Option and Compensation Committee of the Board of Directors (the "Committee") (all of the members of which are "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code")) is responsible for setting and administering the policies which govern the annual compensation paid to the executive officers, including the chief executive officer.

     The Committee recommends, for approval by the Board, the annual salaries of such officers, makes awards under the Management Incentive Compensation Plan (the "MICP"), grants stock options under the Company's stock option plans and determines the form and amount of compensation to be given to the President, who is the chief executive officer.

COMPENSATION POLICIES

     The Company's executive compensation policies are based on several criteria including, but not limited to, the goals established by the Company, the performance of the executive in accomplishing them, the performance of the Company itself, and finally, the competitive realities relating to the compensation required to secure the services and motivational commitment of the executive involved. Among other factors, the Committee takes into consideration the Company's sales and earnings and return on equity, and the performance of the Company's stock. The Committee is generally familiar with and also takes into consideration the sales, earnings and return on equity, as well as the performance of the stock, of other comparable companies. Those companies include companies which were selected on the basis of their lines of business set forth on the Performance Graphs on page 15, but they also include companies in other lines of business as competition for executives extends beyond the Company's line of business. The Committee has not made an analysis of the compensation practices of other companies (which include non-public companies with which the Company competes for executives) but the Committee is generally familiar with the compensation practices of other companies and believes that the Company's compensation practices including both the type and amount of compensation paid to its executive officers are fair and appropriate under the circumstances.

     The Company, in general, intends to structure executive compensation to be deductible under Section 162(m) of the Internal Revenue Code. The Company also believes, however, that, under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to pay executive compensation in excess of that which may be deductible.

     The three basic components of the Company's executive compensation in 1997 were annual salaries, stock options and incentive compensation.

----------
* The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SALARIES

     The annual salaries for executive officers for the following fiscal year are usually recommended by the Committee and approved by the Board in December. Recommendations for the annual salaries for the officers other than the President are made by the President to the Committee, based on his firsthand knowledge of the contribution of each executive officer to his respective area of concentration. The Committee also reviews financial and other data reflecting the performance of the various executives' areas of responsibility and how such areas of responsibility contributed to the Company's overall performance, but there is no precise test or formula by which the recommended salary is related to performance. Rather than follow such a rigid standard, the Committee believes that the Company's interests are best served by having a flexible compensation policy that gives the Committee the leeway to fix compensation after considering the factors enumerated above and evaluating such factors as each situation requires.

     The annual salary recommendation for the President is determined separately by the Committee after reviewing the overall results of the Company during the prior year taking into account economic conditions. The President has an employment contract with the Company effective January 1, 1997, which was approved by the Committee. Under the contract, he is to receive a salary of $930,000 unless the Company's Board of Directors shall have fixed a higher salary. It has been the Board's practice to have the Committee review all executive officers' salaries, including the President's salary, on an annual basis and make recommendations with respect to such salaries to the Board. Although consideration is given by the Committee to compensation for earlier years, the determination of the annual salary increase of the President as well as the other officers is based primarily upon events occurring during the most recent year including the Company's sales and earnings, the return on equity, the performance of the Company's stock, inflation and cost of living factors. For 1997, the President received a salary of $930,000, pursuant to his employment contract.

STOCK OPTIONS

     Stock options have long been a significant part of the long-term incentives awarded by the Company to its officers and its employees. Such plans have been successful in motivating the officers consistently to promote long-term shareholder value. Stock options, which return no monetary value to the recipient unless the shareholders as a whole also benefit from an increase in the stock price, have been a particularly effective means of promoting shareholder value and of attracting and retaining the services of qualified officers of the Company.

     The selection of the executive officers of the Company other than the President for participation in the plans, and the timing, pricing and the number of shares covered by individual options, are determined by the Committee, after considering the recommendations of the President and applying the above criteria, as well as taking into account options previously granted. As in the case of salaries, the Committee does not use a precise test or formula of corporate performance in determining either the timing or number of shares to be granted. The granting of stock options to the President is considered separately by the Committee applying the above policy guidelines taking into account options and restricted stock previously granted. Recognizing the President's contribution to the Company's overall performance in the past, the Committee made the 1997 option grant to the President in order to motivate him to continue in his efforts to improve the Company's performance. Without such an improvement as reflected in increased shareholder value, the option will have no value.

INCENTIVE COMPENSATION

     Under the MICP, the amount of bonus paid to the executive officers of the Company is determined from year to year. All of the Company's executive officers participate in the MICP. Under the MICP, the incentive compensation of those selected for participation by the Committee for each year is paid from an incentive fund for such year, the existence and amount of which is subject to a performance goal, specified in the MICP, equal to 10% of the amount by which the pretax consolidated earnings of the Company for such year exceed the sum of 20% of net capital (defined as the average of the amounts of the Company's consolidated capital and surplus at the beginning and end of such year) for such year, provided that the fund may not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. No award to any participant may exceed the lesser of 15% of the incentive fund or 100% of his annual rate of salary. The Committee may exercise negative discretion to reduce the maximum award to any participant. Under regulations adopted by the Committee pursuant to the MICP, awards are payable in cash either currently in a lump sum or in installments that may be deferred in various ways. Under the MICP the Committee, following the criteria set forth above, and after the year-end results have been certified by the Company's independent public accountants, determines whether the MICP's performance goal has been met and, if it has been, so certifies. The Committee then allocates the incentive fund, or such portion thereof as the Committee has determined, to the participants and designates the manner in which awards are to be paid. For 1997, the performance goal was satisfied and the Committee so certified. With respect to 1997 incentive compensation under the MICP, the Committee did not use a precise test or formula in determining whether to reduce the maximum award to the executive officers including the President. The Committee considered both the President's performance and the results achieved by the Company in 1997 in determining the award for that year given to the President under the MICP.

RESTRICTED STOCK AWARD

     In connection with the restricted stock award to the President, his employment contract requires that either of two alternative performance goals specified in the contract must be met with respect to the applicable installment of the award for the restrictions on that installment to lapse. The Committee has certified that this provision has been satisfied with respect to the first year of the contract. Accordingly, the restrictions on the first installment of 50,000 shares of the award lapsed on February 28, 1998.

     In summary, the Company has an appropriate and competitive compensation program, which is designed to promote shareholder value and attract and retain qualified executives. The Company's compensation soundly balances base salary, bonus based on annual performance and the use of long-term incentives.

                                           William D. Van Dyke, III, Chairman
                                           Richard M. Furlaud
                                           Stanley M. Rumbough, Jr.

               Comparisons of Total Cumulative Shareholder Return*
                    Five-Year period Ending December 31, 1997

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)

                       IFF               S&P 500           Peer Group
                      -----             ---------         ------------
1992                 100.00             100.00               100.00
1993                 107.52             110.06                99.80
1994                 134.84             111.52                99.94
1995                 143.56             153.39               126.99
1996                 138.67             188.59               154.74
1997                 163.75             251.49               202.16


                    Ten-Year period Ending December 31, 1997


     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)


                       IFF               S&P 500           Peer Group
                      -----             ---------         ------------
1987                  100.00             100.00              100.00
1988                  115.07             116.56              118.86
1989                  163.44             153.41              150.77
1990                  185.74             148.66              154.40
1991                  263.81             193.86              212.49
1992                  286.99             208.61              214.98
1993                  308.58             229.60              214.56
1994                  386.97             232.64              214.85
1995                  412.01             319.99              273.00
1996                  397.98             393.43              332.66
1997                  469.96             524.64              434.60

----------

(1) Total return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1992 and December 31, 1987, respectively, and that all dividends were reinvested.

(2) The Peer Group consists of the following companies: Alberto Culver Company, Avon Products, Inc., Block Drug Co., Inc., Church & Dwight Co., Inc., Ecolab Inc., Ethyl Corp., W.R. Grace & Co., Hershey Foods Corp., McCormick & Company, Inc., Morton International, Inc., NCH Corp., Nalco Chemical Company, The Quaker Oats Company, Ralston Purina Company, and Wm. Wrigley Jr. Company. The performance of the Peer Group is weighted based on market capitalization. For the years ended December 31, 1994 and earlier, Borden, Inc. was included in the Peer Group but was omitted for the years ended December 31, 1995 and December 31, 1996 since, in light of its acquisition by Kohlberg Kravis Roberts & Co., it is no longer a separate reporting entity. For the years ended December 31, 1995 and earlier, Helene Curtis Industries, Inc. was included in the Peer Group, but was omitted for the year ended December 31, 1996 since, in light of its acquisition by Unilever United States, Inc., it is no longer a separate reporting entity. For the years ended December 31, 1996 and earlier, Tambrands Inc. was included in the Peer Group, but was omitted for the year ended December 31, 1997, since, in light of its acquisition by The Procter & Gamble Company, it is no longer a separate reporting entity.

* The Comparisons of Five Year and Ten Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Stock Option and Compensation Committee of the Board of Directors consists of Messrs. Furlaud, Rumbough and Van Dyke. Mr. Van Dyke is Senior Vice-President of Salomon Smith Barney, Inc. which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans.

STOCK OWNERSHIP

     The following is a tabulation as of December 31, 1997 of those shareholders of the Company who own beneficially in excess of 5% of the Company's Common Stock determined in accordance with Rule 13d-3 under the Exchange Act.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP
                                                  --------------------------------------------
     TITLE                                           SOLE VOTING                SHARED VOTING      PERCENT
      OF          NAME AND ADDRESS                       AND                         AND             OF
     CLASS       OF BENEFICIAL OWNER              INVESTMENT POWER            INVESTMENT POWER      CLASS
     -----       -------------------              ----------------            ----------------      -----
    Common      George Rowe, Jr. ...............     5,500  shares           8,100,678 shares(1)     7.4%
      Stock     One Rockefeller Plaza
                New York, N.Y. 10020

    Common      State Farm Mutual Automobile
      Stock      Insurance Company and
                 related entities ..............  6,999,100 shares                   0 shares        6.4%
                One State Farm Plaza
                Bloomington, Ill. 61701

    Common      Henry van Ameringen ............  2,561,011 shares           5,574,932 shares(1)     7.5%
      Stock     509 Madison Avenue
                New York, N.Y. 10022

    Common      Trust, c/o J.P. Morgan
      Stock      Florida, FSB ..................          0 shares           5,442,762 shares(2)     5.0%
                109 Royal Palm Way
                Palm Beach, Florida 33480

    Common      Henry G. Walter, Jr. (3) .......    312,525 shares           7,033,817 shares(1)     6.7%
      Stock     509 Madison Avenue
                New York, N.Y. 10022

----------
(1) See Note 5 on page 4.

(2) Held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Florida, FSB are co-trustees, who should be considered the beneficial owners of such shares with shared voting and investment power. Mrs. Van Dyke is also beneficial owner of 1,830,774 shares in which she has sole voting and investment power and 129,426 shares over which she has shared voting and investment power. See footnote 7 on page 5 for additional shares beneficially owned by Mr. Van Dyke. J. P. Morgan and related entities also beneficially own 79,306 shares over which they have sole voting power and 118,922 shares over which they have sole investment power, and 16,200 shares over which they have shared voting power and 35,484 shares over which they have shared investment power.

(3) The number of shares beneficially owned by Mr. Walter listed above does not include the beneficial interest of Mr. Walter's wife in 18,016 shares owned directly by her. Mr. Walter disclaims any beneficial interest in any such shares.

     As of December 31, 1997 the officers and directors of the Company (26 persons) and Messrs. Hoppel, Maconochie and van Baaren beneficially owned in the aggregate shares of the Company's Common Stock as set forth below:

                                                                     AMOUNT OF              PERCENT
 TITLE OF CLASS                    NAME                     BENEFICIAL OWNERSHIP(1)(2)     OF CLASS
 --------------                    ----                     --------------------------     --------
  Common Stock .... All directors and officers as a group ..        18,952,430               17.4%
  Common Stock .... T.H. Hoppel ............................            58,599                 (3)
  Common Stock .... S. R. Maconochie .......................             8,666                 (3)
  Common Stock .... H.C. van Baaren ........................            37,325                 (3)

-----------
(1) Includes 507,168 shares of Common Stock which the directors and officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.

(2) Adjusted to eliminate duplicate holdings of the same shares by two or more officers and directors. Except for the shares included in footnotes 5, 6 and 7 on pages 4 and 5, the remaining shares listed as beneficially owned by all directors and officers in the aggregate are subject to the sole voting and investment power of the individual directors or officers whose shares are included in such number.

(3)  Less than .1%.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy with respect to that meeting by November 30, 1998.

ADDITIONAL INFORMATION

     The Company has selected Price Waterhouse LLP to be its principal independent accountants for 1998. Representatives of Price Waterhouse LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Company paid to Messrs. Fulton, Rowe, Hart & Coon, of which Mr. Rowe, a director of the Company, is a member, $284,775 for legal services in 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In 1997, Judith C. Giordan, an officer of the Company, did not file on a timely basis one report required by Section 16 of the Exchange Act relating to her appointment as an officer of the Company, and each of Mr. Maconochie and Rudolf Merz, an officer of the Company, did not file on a timely basis one report required by Section 16 of the Exchange Act relating to a transaction in Company stock.

                                  OTHER MATTERS

     As of the date of this Proxy Statement the Board of Directors is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. In accordance with the Board of Directors' recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 11 nominees described herein. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented.

     THE COMPANY WILL ON A REQUEST IN WRITING PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM PROXIES ARE BEING SOLICITED FOR THE COMPANY'S ANNUAL MEETING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT. A REQUEST FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MADE TO STEPHEN A. BLOCK, SECRETARY, INTERNATIONAL FLAVORS & FRAGRANCES INC., 521 WEST 57TH STREET, NEW YORK, N.Y. 10019.

     THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON. IF YOU ARE UNABLE TO DO SO, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                       By Order of the Board of Directors,

                                                           STEPHEN A. BLOCK
                                                                  Secretary

  March 30, 1998

================================================================================

    [IFF LOGO]                                                       PROXY

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 1998

     The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (hereinafter called the Company) hereby appoints Messrs. EUGENE P. GRISANTI, GEORGE ROWE, JR. and STEPHEN A. BLOCK, the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Thursday, May 14, 1998 at 10 A.M., and any adjournment or adjournments thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.

                                                    IFF
                                                    P.O. BOX 11117
                                                    NEW YORK, N.Y. 10203-0117

                PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD
                   HOW YOUR SHARES OF STOCK ARE TO BE VOTED.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

                                  (Continued and to be signed on the other side)

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1. Election of all Directors M. H. Adame, D. G. Bluestein, B. D. Chadbourne, R.
C. Duke, R. M. Furlaud, E. P. Grisanti, H. G. Reid, G. Rowe, Jr., S. M. Rumbough, Jr., H. P. van Ameringen, W. D. Van Dyke, III

For [X]                Withheld  [X]             Exceptions*  [X]

*Exceptions ...................................................................

 ...............................................................................

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To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

Change of address and/or Comments
[X]

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2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
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                                       (This Proxy will be voted FOR each of
                                       the above nominees as a director, and in the discretion of the proxy committee on any other matter properly before the meeting, unless otherwise specified)

                                       Please sign exactly as name or names
                                       appear on this proxy. If stock is held
                                       jointly, each holder should sign. If
                                       signing as attorney, trustee, executor,
                                       administrator, custodian, guardian, or
                                       corporate officer, please give full
                                       title.

                                       DATED __________________________, 1998

                                       SIGNED _______________________________

                                       ______________________________________

                            Votes MUST be indicated in Black or Blue ink. [X]

   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

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